Exhibit 99.1

LMP Announces $20 Million Private Placement of Series A Convertible Preferred Stock

February 24, 2021

FORT LAUDERDALE, FL / GLOBE NEWSWIRE / February 24, 2021/ LMP Automotive Holdings, Inc. (NASDAQ: LMPX) (the “Company” or “LMP”), an e-commerce and facilities-based platform for consumers who desire to buy, sell, subscribe to or finance pre-owned and new automobiles, today announced that it has entered into definitive securities purchase agreements with a group of institutional investors (the “Investors”), which will result in gross proceeds to LMP of approximately $20 million, before deducting offering expenses. LMP intends to use the proceeds to drive growth, including closing on its Stage 1 Acquisitions, which are expected to begin closings in the first week of March, and for working capital purposes.

LMP will issue and sell 20,100 shares of a newly created series of Series A Convertible Preferred Stock (the “Preferred Stock”) in a privately negotiated transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. The Preferred Stock will be convertible into shares of LMP’s common stock at an initial conversion price of $17.50 per share. The Investors will also receive warrants (the “Warrants”) to purchase 861,429 shares of LMP’s common stock at an exercise price of $21.00 per share. The private placement is subject to customary closing conditions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Preferred Stock and the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

ABOUT LMP AUTOMOTIVE HOLDINGS, INC. – “BUY, SUBSCRIBE, SELL AND REPEAT.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors. We “Subscribe” the automobiles to our customers by allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile for a minimum of thirty (30) days. LMP’s vehicle subscription membership includes monthly swaps and offers the flexibility to return the vehicle without penalty, upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our subscription programs, to customers as well, and then we “Repeat” the whole process.

Investor Relations:

LMP Automotive Holdings, Inc.

500 East Broward Boulevard, Suite 1900

Fort Lauderdale, FL 33394

investors@lmpah.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively execute our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; inability to satisfy closing conditions to the issuance of the securities described herein; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.